Exhibit 23.1

J’son & Partners Consulting LLC 11/2, building 1B, Armyansky Pereulok, Moscow, 101000, Russia Tel.: +7 (495) 625 72 45, Fax:+7 (495) 625 91 77 Web site / e-mail: www.json.tv , news@json.tv Bank Account: 40702810302200001007 INN/KPP 7715745036/770101001 HeadHunter Group PLC 9/10 Godovikova Street, Moscow, 129085, Russia Chief Executive Officer Mikhail Zhukov Out. # 1829 as of July 3d, 2020 Dear Mikhail, We, J’son & Partners Consulting LLC, do hereby consent to the use of our name in the Prospectus Supplement (together with any amendments or supplements thereto, the “Prospectus Supplement”), which is part of the registration statement on Form F-3 (Registration No. 333-239560) (the “Registration Statement”) to be filed by HeadHunter Group PLC with the United States Securities and Exchange Commission (the “Commission”) and the references to the J’son & Partners Consulting LLC market research prepared for HeadHunter Group PLC, previously known as Zemenik Trading Limited, (”Online Recruitment Landscape in Russia”) wherever appearing in the Registration Statement, including, but not limited to, the references to our company under the sections titled “Market and Industry Data,” “Prospectus Supplement Summary” and “Experts” in the Registration Statement. We also hereby consent to the filing of this letter with the Commission. Yours faithfully, Chief Executive Officer J'son & Partners Consulting LLC Svetlana Vodianova J’son & Partners Consulting LLC EU-DOCS\28987927.1